UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2021

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Exchange and Subscription Transactions

On September 15, 2021, Nutanix, Inc. (the “Company”) issued a press release announcing that it had entered into privately negotiated exchange and/or subscription agreements (the “Exchange and Subscription Agreements”), with certain holders of its outstanding 0% Convertible Senior Notes due 2023 (the “2023 Notes”) and certain new investors pursuant to which the Company will issue $575 million principal amount of the Company’s 0.25% Convertible Senior Notes due 2027 (the “New Notes”) consisting of (a) approximately $477.3 million principal amount of New Notes in exchange for approximately $416.5 million principal amount of the 2023 Notes (the “Exchange Transactions”) and (b) approximately $97.7 million principal amount of New Notes for cash (the “Subscription Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company also entered into privately negotiated transactions with certain holders of the 2023 Notes pursuant to which the Company will repurchase approximately $12.8 million principal amount of the 2023 Notes for cash (the “Note Repurchases”). Following the closing of the Exchange Transactions and the Note Repurchases, approximately $145.7 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged.

The Exchange Transactions, the Subscription Transactions and the Note Repurchases are expected to close concurrently on or about September 22, 2021, subject to customary closing conditions. The issuance of the New Notes will occur under an indenture related to the New Notes, to be dated on or around September 22, 2021, between the Company and U.S. Bank National Association, as trustee.

The New Notes will represent senior unsecured obligations of the Company and will pay interest semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2022, at a rate of 0.25% per annum. The New Notes will mature on October 1, 2027, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding July 1, 2027, the New Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. On or after July 1, 2027 until the close of business on the second scheduled trading day preceding the maturity date, the New Notes will be convertible at the option of the holders at any time regardless of these conditions. The New Notes will be convertible into cash, shares of the Company’s Class A common stock (the “Common Stock”) or a combination of cash and Common Stock, at the Company’s election. The initial conversion rate is 17.3192 shares of the Common Stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $57.74 per share, and will be subject to customary anti-dilution adjustments. On or after October 5, 2024 and prior to the 31st scheduled trading day immediately preceding the maturity date, the Company may redeem for cash all or any portion of the New Notes if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

If the Company undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require the Company to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or the Company calls all or a portion of the New Notes for redemption, the Company is required to, under certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or any New Notes called (or deemed called) for redemption and converted in connection with such redemption.

The Company will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing the balance of the New Notes pursuant to the Exchange Transactions, the Company will receive and cancel the exchanged 2023 Notes. The Company estimates that net cash proceeds from the Subscription Transactions will be approximately $88.4 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions. The Company intends to use (i) approximately $14.7 million of the net cash proceeds from the Subscription Transactions for the Note Repurchases and (ii) approximately $58.5 million of the net cash proceeds from the Subscription Transactions to repurchase approximately 1.4 million shares of the Common Stock.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Bond Hedge and Warrant Unwind Transactions

In connection with the Exchange Transactions and the Note Repurchases, the Company expects to enter into agreements with certain financial institutions (the “Option Counterparties”) to terminate corresponding portions of the convertible note hedge and warrant transactions the Company previously entered into with the Option Counterparties in connection with the issuance of the 2023 Notes. In connection with the termination, the Option Counterparties or their respective affiliates may sell shares of the Common Stock in secondary market transactions, or may unwind derivative transactions that may in turn result in secondary market sales of the Common Stock, shortly after the pricing of the New Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: September 16, 2021	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer